                                                                      Exhibit 25

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                          ----------------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
               (Exact name of trustee as specified in its charter)

A National Banking Association                            36-0899825
                                                          (I.R.S. employer
                                                          identification number)

One First National Plaza, Chicago, Illinois               60670-0126
(Address of principal executive offices)                  (Zip Code)

                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                          Chicago, Illinois 60670-0286
             Attn: Lynn A. Goldstein, Law Department (312) 732-6919
            (Name, address and telephone number of agent for service)

                          -----------------------------

                               Lennar Corporation
               (Exact name of obligor as specified in its charter)

Delaware                                                  59-1281887
(State or other jurisdiction of                           (I.R.S. employer
 incorporation or organization)                           identification number)

700 Northwest 107th Avenue
Miami, Florida                                            33172
(Address of principal executive offices)                  (Zip Code)

                                 Debt Securities
                         (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

            (a) Name and address of each examining or supervising authority to which it is subject.

            Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

            (b) Whether it is authorized to exercise corporate trust powers.

            The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

            No such affiliation exists with the trustee.

Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

            1. A copy of the articles of association of the trustee now in effect.*

            2. A copy of the certificates of authority of the trustee to commence business.*

            3. A copy of the authorization of the trustee to exercise corporate trust powers.*

            4.    A copy of the existing by-laws of the trustee.*

            5.    Not Applicable.

            6. The consent of the trustee required by Section 321(b) of the Act.

            7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

            8.    Not Applicable.

            9.    Not Applicable.

      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 25th day of February, 1999.

            The First National Bank of Chicago,
            Trustee


            By  /s/ John R. Prendiville
                John R. Prendiville
                Vice President

* Exhibit 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25.1 to the Registration Statement on Form S-3 of SunAmerica, Inc., filed with the Securities and Exchange Commission on October 25, 1996 (Registration No. 333-14201).

                                    EXHIBIT 6

                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT

                                                               February 25, 1999

Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

            In connection with the qualification of an indenture between Lennar Corporation and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                  Very truly yours,

                                  The First National Bank of Chicago


                                  By /s/ John R. Prendiville
                                         John R. Prendiville
                                         Vice President

                                    EXHIBIT 7

Legal Title of Bank:     The First National Bank of Chicago  Call Date: 09/30/98
                         ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Ste 0460         Page RC-1
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                               DOLLAR AMOUNTS IN THOUSANDS    C400
                                                                                                                              ----
                                                                                                  RCFD      BIL MIL THOU
                                                                                                  ----      ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule RC-A):                      RCFD
                                                                                                  ----
    a. Noninterest-bearing balances and currency and coin(1)                                      0081        4,898,646       1.a
    b. Interest-bearing balances(2)                                                               0071        4,612,143       1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)                                  1754                0       2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)                               1773        9,817,318       2.b
3.  Federal funds sold and securities purchased under agreements to resell                        1350        6,071,229       3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule RC-C)                              RCFD
                                                                                                  ----
                                                                                                  2122       26,327,215       4.a
    b. LESS: Allowance for loan and lease losses                                                  3123          412,850       4.b
    c. LESS: Allocated transfer risk reserve                                                      3128                0       4.c
    d. Loans and leases, net of unearned income, allowance, and reserve
       (item 4.a minus 4.b and 4.c)                                                               RCFD
                                                                                                  ----
                                                                                                  2125       25,914,365       4.d
5.  Trading assets (from Schedule RD-D)                                                           3545        6,924,064       5.
6.  Premises and fixed assets (including capitalized leases)                                      2145          731,747       6.
7.  Other real estate owned (from Schedule RC-M)                                                  2150            6,424       7.
8.  Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)      2130          153,385       8.
9.  Customers' liability to this bank on acceptances outstanding                                  2155          352,324       9.
10. Intangible assets (from Schedule RC-M)                                                        2143          295,823       10.
11. Other assets (from Schedule RC-F)                                                             2160        2,193,803       11.
12. Total assets (sum of items 1 through 11)                                                      2170       61,971,271       12.



(1) Includes cash items in process of collection and unposted debits.

(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:     The First National Bank of Chicago  Call Date: 09/30/98
                         ST-BK: 17-1630 FFIEC 031
Address:                 One First National Plaza, Ste 0460

                                    Page RC-2

City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8

SCHEDULE RC-CONTINUED

                                                                                                       DOLLAR AMOUNTS IN
                                                                                                       THOUSANDS
                                                                                                       ---------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                                                RCON               13.a
                                                                                                            ----
       from Schedule RC-E, part 1)                                                                          2200  20,965,124
       (1) Noninterest-bearing(1)                                                                           6631   9,191,662   13.a1
       (2) Interest-bearing                                                                                 6636  11,773,462   13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and                                             RCFN
                                                                                                            ----
       IBFs (from Schedule RC-E, part II)                                                                   2200  15,912,956   13.b
       (1) Noninterest bearing                                                                              6631     475,182   13.b1
       (2) Interest-bearing                                                                                 6636  15,437,774   13.b2
14. Federal funds purchased and securities sold under agreements to repurchase:                        RCFD 2800   4,245,925   14
15. a. Demand notes issued to the U.S. Treasury                                                        RCON 2840     359,381   15.a
    b. Trading Liabilities(from Schedule RC-D)                                                         RCFD 3548   5,614,049   15.b

16. Other borrowed money:                                                                                   RCFD
                                                                                                            ----
    a. With original maturity of one year or less                                                           2332   4,603,402   16.a
    b. With original  maturity of more than one year                                                        A547     328,001   16.b
    c. With original maturity of more than three years                                                      A548     324,984   16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding                                                 2920     352,324   18.
19. Subordinated notes and debentures                                                                       3200   2,400,000   19.
20. Other liabilities (from Schedule RC-G)                                                                  2930   1,833,935   20.
21. Total liabilities (sum of items 13 through 20)                                                          2948  56,940,081   21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus                                                           3838           0   23.
24. Common stock                                                                                            3230     200,858   24.
25. Surplus (exclude all surplus related to preferred stock)                                                3839   3,192,857   25.
26. a. Undivided profits and capital reserves                                                               3632   1,614,511   26.a
    b. Net unrealized holding gains (losses) on available-for-sale securities                               8434      27,815   26.b
27. Cumulative foreign currency translation adjustments                                                     3284      (4,851)  27.

28. Total equity capital (sum of items 23 through 27)                                                       3210   5,031,190   28.
29. Total liabilities, limited-life preferred stock, and equity capital (sum of items 21, 22, and 28)       3300  61,971,271   29.

Memorandum
To be reported only with the March Report of Condition.

1.       Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed
         for the bank by independent external auditors as of any date during 1996 ....     RCFD 6724.      Number


         / N/A /                                                            M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)


4. = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 =  Review of the bank's financial statements by external auditors

6 =  Compilation of the bank's financial statements by external auditors

7 =  Other audit procedures (excluding tax preparation work)

8 =  No external audit work


----------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.